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                                  EXHIBIT NO. 4
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                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                INCENTIVE PROGRAM


            The Incentive Program (the "Program") authorizes the Compensation Committee (the "Committee") to provide directors, officers and other key executive and management employees of Graham-Field Health Products, Inc. and its subsidiaries (the "Company") with certain rights to acquire shares of the Company's common stock (the "Common Stock"). The Company believes that this Program will cause those persons to contribute materially to the growth of the Company, thereby benefitting its stockholders.

            1.    ADMINISTRATION.

            The Program shall be administered and interpreted by the Committee consisting of not less than three persons appointed by the Board of Directors of the Company from among its members. A majority of the directors serving on the Committee may so serve only if each is not eligible and has not been eligible to receive a discretionary Grant (as hereinafter defined) under the Program or any previous incentive or option plans of the Company or its subsidiaries for at least one year before his appointment and will not be so eligible for three years following. The Committee shall determine the fair market value of the Common Stock for purposes of the Program. The Committee's decisions shall be final and conclusive with respect to the interpretation and administration of the Program and any Grant made under it.
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            2.    GRANTS.

            Incentives under the Program shall consist of incentive stock options, non-qualified stock options, stock appreciation rights in tandem with stock options or freestanding, or restricted stock grants (any of the foregoing, in any combination, collectively, "Grants"). All Grants shall be subject to the terms and conditions set out herein and to such other terms and conditions consistent with this Program as the Committee deems appropriate. The Committee shall approve the form and provisions of each Grant. Grants under a particular section of the Program need not be uniform, and Grants under two or more sections may be combined in one instrument.

            3.    ELIGIBILITY FOR GRANTS.

            Grants may be made to any employee of the Company who is an officer, director or other key executive, professional or administrative employee ("Eligible Employee") or, pursuant to Section 8 hereof, to directors of the Company who are not officers or employees of the Company or any subsidiary of the Company. The Committee shall select the persons to receive Grants ("Grantees") from among the Eligible Employees and determine the number of shares subject to any particular Grant.

            4.    SHARES AVAILABLE FOR GRANT.

                  (a)         Shares Subject to Issuance or Transfer.
Subject to adjustment as provided in Section 4(b), the aggregate number of shares of Common Stock (the "Shares") that may be issued or transferred under the Program is _________ Shares. The Shares may be authorized but unissued Shares or Treasury Shares. The
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number of Shares available for Grants at any given time shall be reduced by the aggregate of all Shares previously issued or transferred plus the aggregate of all Shares which may become subject to issuance or transfer under then-outstanding and then-currently exercisable Grants.

                  (b) Recapitalization Adjustment. If any subdivision or combination of shares of Common Stock or any stock dividend, capital reorganization, recapitalization, consolidation, or merger in which the Company is the surviving corporation occurs after the adoption of the Program, the Committee shall make such proportional adjustments as it determines appropriate in the number of shares of Common Stock that may be issued or transferred thereafter under Sections 4(a) or 8 hereof. The Committee shall similarly adjust the number of Shares subject to such Stock Option and Option Price in all outstanding Grants made before the event within 60 days of the event.

            5.    STOCK OPTIONS.

            The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"), or non-qualified options not entitled to special tax treatment under
Section 422A of the Internal Revenue Code of 1986 (the "Code"), as amended (collectively, "Stock Options"). The following provisions are applicable to Stock Options, including those granted pursuant to Section 8 hereof:

                  (a) Exercise of Option. A Grantee may exercise a Stock Option by delivering a notice of exercise to the Company, either with or without accompanying payment of the Option
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Price.  The notice of exercise, once delivered, shall be irrevoca-
ble.

                  (b) Satisfaction of Option Price. The Grantee shall pay the Option Price in cash, or with the Committee's permission, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and Shares. The Grantee shall pay the Option Price not later than thirty (30) days after the date of a statement from the Company following exercise setting forth the Option Price, fair market value of Common Stock on the exercise date, the number of shares of Common Stock that may be delivered in payment of the Option Price, and the amount of withholding tax due, if any. If the Grantee fails to pay the Option Price within the thirty (30) day period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the option exercise. The Company shall not issue or transfer shares of Common Stock upon exercise of a Stock Option until the Option Price is fully paid.

                  (c) Share Withholding. With respect to any non-qualified option, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the non-qualified option by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount of the withholding tax.
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                  (d) Price and Term. The exercise price per share and term of the option shall be specified by the grant, as limited by the provisions of paragraph 5(e) hereof, or Section 8, below, if granted pursuant to such Section.

                  (e) Limits on the Incentive Stock Options. The aggregate fair market value of the stock covered by Incentive Stock Options granted under the Program or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000. The aggregate fair market value will be determined at the time of grant. The period for exercise of an Incentive Stock Option shall not exceed ten years from the date of the Grant (or five years if the Grantee is also a 10% stockholder). The price at which Common Stock may be purchased by the Grantee under an Incentive Stock Option ("Option Price") shall be the fair market value (or 110% of the fair market value if the Grantee is a 10% stockholder) of Common Stock on the date of the Grant.

            6.    STOCK APPRECIATION RIGHT.

            The Committee may grant a Stock Appreciation Right ("SAR") either independently or in conjunction with any Stock Option granted under the Program either at the time of grant of the option or thereafter and may also grant an SAR with respect to any outstanding option granted under a prior plan of the Company ("Prior Stock Option"). The following provisions are applicable to each
SAR:
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                  (a) Options to Which Right Relates. Each SAR which is issued in conjunction with a Stock Option or Prior Stock Option shall specify the Stock Option or Prior Stock Option to which the SAR is related, together with the Option Price and number of option shares subject to the SAR at the time of its grant.

                  (b) Requirement of Employment. A SAR may be exercised only while the Grantee is in the employment of the Company, except that the Company may provide for partial or complete exceptions to this requirement as it deems equitable.

                  (c) Exercise. A Grantee may exercise a SAR in whole or in part by delivering a notice of exercise to the Company, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable.

                  (d) Payment and Form of Settlement. If a Grantee exercises a SAR which is issued in conjunction with a Stock Option or Prior Stock Option, he shall receive the aggregate of the excess of the fair market value of each share of Common Stock with respect to which the SAR is being exercised over the Option Price of each such share. Payment, in any event, may be made in cash, Common Stock or a combination of the two, in the discretion of the Committee. Fair market value shall be determined as of the date of exercise.

                  (e) Expiration and Termination. Each SAR shall expire on a date determined by the Committee at the time of grant.

                  (f) If a Stock Option or Prior Option is exercised in whole or in part, any SAR related to the Shares purchased in connection with such exercise shall terminate immediately.
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            7.    RESTRICTED STOCK GRANTS.

            The Committee may issue or transfer shares of Common Stock to a Grantee under a Restricted Stock Grant. Upon the issuance or transfer, the Grantee shall be entitled to vote the shares and to receive any dividends paid. The following provisions are applicable to Restricted Stock Grants:

                  (a) Requirement of Employment. If the Grantee's employment terminates during the period designated in the Grant as the "Restriction Period", the Restricted Stock Grant terminates and the shares of Common Stock must be returned immediately to the Company. However, the Committee may provide for partial or complete exceptions to this requirement as it deems equitable.

                  (b) Restrictions of Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except to a Successor Grantee under Section ll(a). Each certificate for shares issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions applicable to the Grant.

                  (c) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period provided that all of the conditions stated in Sections 7(a) and (b) have been met, as of the
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date of such lapse. The Grantee shall then be entitled to have the legend removed from the certificate.

            8.    DIRECTOR STOCK OPTIONS.

                  (a) Eligible Directors. All directors of the Company shall be eligible to receive Stock Options pursuant to this Section of the Program unless they are (1) employees of the Company or (2) employees of any subsidiary of the Company. Any or all powers vested in the Committee with respect to this Section 8 of the Program, if the Board of Directors so directs, may be exercised by any committee (the "Alternate Committee") of two or more persons not eligible to receive Stock Options pursuant to this Section 8 appointed the Board of Directors.

                  (b)         Non-Qualified Options.  All options
granted under this Section 8 shall be non-qualified options not entitled to special tax treatment under Section 422A of the Code.

                  (c) Grant of Options. Stock Options pursuant to this Section shall be granted automatically on the date of adoption of the Program unless options have previously been granted during the calendar year of the adoption hereof pursuant to the Director Stock Option Plan of the Company currently in effect. Any options granted pursuant to such existing Director Stock Option Plan shall be governed by the terms thereof. For each calendar year following the adoption year of this Program, options shall be granted automatically on January 2 (or if January 2 is not a business day, on the next succeeding business day) of each year beginning January 1 and ending December 31 ("Program Year"). The number of Shares subject to Stock Options granted pursuant to this
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Section 8 to any eligible director shall be equal to the nearest number of whole shares determined in accordance with the following formula:

            Annual Retainer                        Number
            -------------------------       =        of
            Fair Market Value - $2.00              Shares

"Annual Retainer" shall mean the dollar amount set by the Board of Directors for the relevant Program Year, and shall include all fees for attendance at meetings of the Board of Directors or any committee of the Board of Directors or for any other services to be provided to the Company. "Fair Market Value" shall mean the fair market value of the Common Stock on January 2 of the applicable year, determined in accordance with Section 1 hereof. Notwithstanding the foregoing, however, in no event shall the number of Shares issuable pursuant to this
Section 8 to any director with respect to any Program Year exceed 5,000.

                  (d) Terms. Stock Options shall become exercisable on the date specified by the Committee or the Alternate Committee in the instrument of Grant; provided, however, that any Stock Option granted pursuant to this Section 8 shall become exercisable in full for a period of 90 days following (1) the death of the director or retirement because of total and permanent disability, or (2) a change in the control of the Company, as such term is defined in Rule 405 under the Securities Act of 1933. Stock Options granted pursuant to this
Section 8 shall terminate upon the expiration of ten (10) years from the date upon which such
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options were granted (subject to prior termination as hereinafter provided).

                  (e) Termination. All rights of a director in a Stock Option granted pursuant to this Section 8, to the extent that it has not been exercised, shall terminate two years after such director's termination as a director for any reason other than removal for cause, in which latter event all options then outstanding hereunder shall terminate immediately upon such removal. Notwithstanding the foregoing, in the event of the death of a director, his Stock Options outstanding pursuant to this Section 8 shall terminate upon failure of the designated representative to exercise the Stock Option in accordance with paragraph 8(d). In the event of termination as a director for any reason, that portion of an option which is attributable to a portion of an Annual Retainer which would not have been earned due to termination as a director or a change in a director's membership on a committee(s) of the Board of Directors shall be cancelled, as of the date of such termination.

            Any Stock Option granted the director under this Section 8 and outstanding on the date of his death may be exercised by the personal representative of the director's will in accordance with the laws of descent and distribution, at any time prior to the specified expiration date of such option or the period specified in paragraph 8(d) hereof, whichever is the first to occur.
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            9.    AMENDMENT AND TERMINATION OF THE PROGRAM.

                  (a) Amendment. The Board of Directors may amend the Program except that it may not, with respect to Incentive Stock Options granted hereunder, (i) increase the maximum number of Shares in the aggregate which may be sold pursuant to such options granted hereunder; (ii) change the manner of determining the minimum option prices, other than to change the manner of determining the fair market value of any Shares underlying the option to conform to any than applicable provisions of the Internal Revenue Code or regulations thereunder, (iii) increase the periods during which such options may be granted or exercised or (iv) change the employees or class of employees eligible to receive such options hereunder. In any event, no termination, suspension, modification or amendment of the Program may adversely affect the rights of any Grantee without his consent.

                  (b) Termination of the Program. The Program shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board.

                  (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Program that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 10(e). The termination of the Program shall not impair the power and authority of the Committee or the Alternate Committee with respect to outstanding Grants. Whether or not the Program has terminated, an outstanding Grant may be
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terminated or amended under Section 11(e) or may be amended by agreement of the
Company and the Grantee consistent with the Program.

            10.   GENERAL PROVISIONS.

                  (a) Prohibitions Against Transfer. Only a Grantee or his authorized representative may exercise rights under a Grant. Such persons may not transfer those rights. Except as otherwise expressly provided herein or in the instrument of grant, when a Grantee dies, the personal representative or other person entitled under a Prior Stock Option or a Grant under the Program to succeed to the rights of the Grantee ("Successor Grantee") may exercise the rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

                  (b) Suitable Grants. The Committee may make a Grant to an employee of another corporation who becomes an Eligible Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option, stock appreciation right, performance award, or restricted stock grant granted by such corporation ("Substituted Stock Incentive"). The terms and conditions of the substitute Grant may vary from the terms and conditions required by the Program and from those of the Substituted Stock Incentives. The Committee shall prescribe the exact provisions of the substitute Grants, preserving where possible the provisions of the Substitute Stock Incentives. The
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Committee shall also determine the number of shares of Common Stock to be taken into account under Section 4.

                  (c) Subsidiaries. The term "subsidiary" means a corporation in which the Company owns directly or indirectly 50% or more of the voting power.

                  (d) Fractional Shares. Fractional shares shall not be issued or transferred under a Grant, but the Committee or Subcommittee may pay cash in lieu of a fraction or round the fraction.

                  (e) Compliance with Law. The Program, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee or Subcommittee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee or Subcommittee may also adopt rules regarding the withholding of taxes on payment to Grantees.

                  (f) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a stockholder of the Company with respect to any Shares covered by a Grant until the Shares are issued or transferred to the Grantee or Successor Grantee on the Company's books.

                  (g) No Right to Employment. The Program and the Grants under it shall not confer upon any Grantee the right to continue in the employment of the Company or affect in any way the
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right of the Company to terminate the employment of a Grantee at any time.

                  (h) Effective Date of the Program. The Program shall become effective upon its approval by the Company's stockholders at the 1989 Annual Meeting of Stockholders, or any adjournment of such Meeting.
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                                 AMENDMENT NO. 1
                                     TO THE
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                INCENTIVE PROGRAM


            Amendment No. 1 dated as of June 8, 1990, to Graham-Field Health Products, Inc.'s Incentive Program, as amended (the "Incentive Program").

            The Incentive Program is hereby amended as follows: Under the heading "Shares Subject to Issuance or Transfer" contained in Section 4 entitled "Shares Available for Grant," the number "500,000" which appears on the second line of page 7 of the Incentive Program is hereby deleted and replaced with the number "900,000."
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                                 AMENDMENT NO. 2
                                     TO THE
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                INCENTIVE PROGRAM


            Amendment No. 2 dated as of June 7, 1991, to Graham-Field Health Products, Inc.'s Incentive Program, as amended (the
"Incentive Program").

            The Incentive Program is hereby amended as follows:

            1. Section 8(c) of the Incentive Program is hereby amended to read in its entirety as follows:

                  "(c) GRANT OF OPTIONS. Any options granted pursuant to the existing Director Stock Option Plan shall be governed by the terms thereof. For each calendar year, options shall be granted automatically on January 2 (or if January 2 is not a business day, on the next succeeding business day) of each year beginning January 1 and ending December 31 ("Program Year"). The number of Shares subject to Stock Options granted pursuant to this Section 8 to any eligible director shall be equal to the number of whole shares determined in accordance with the following formula:

                  "Annual Retainer"                         Number
                  ----------------------------      =         of
                  An Amount to be Fixed by the              Shares
                  Members of the Board of
                  Directors Not Eligible
                  for Directors' Stock Options

The "Annual Retainer" shall be the dollar amount set for each Program Year by the members of the Board of Directors not eligible for Directors' Options, and shall include all fees for attendance
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at meetings of the Board of Directors or any committee of the Board of Directors or for any other services to be provided to the Company. The members of the Board of Directors not eligible for Directors' Options shall fix the amount of the denominator for each Program Year. The purchase price of the Shares will be equal to the fair market value of the Common Stock on January 1 of the applicable year.

            2. Section 5 of the Incentive Program is hereby amended by adding the following Section 5(f) to read as follows:

                  (f) RESTORED OPTIONS. Stock options granted under the Program may, with the Committee's permission, include the right to acquire a restored option (a "Restored Option"). If a stock option grant contains a Restored Option and if a Grantee pays all or part of the Option Price of the stock option with shares of Common Stock held by the Grantee, then upon exercise of the stock option the Grantee shall be granted a Restored Option to purchase, at the fair market value as of the date of the Restored Option grant, the number of shares of Common Stock of the Company equal to the sum of the number of whole shares used by the Grantee in payment of the Option Price and the number of whole shares, if any, withheld by the Company as payment for withholding taxes. A Restored Option may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the stock option to which a Restored Option is related."
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                                 AMENDMENT NO. 3
                                     TO THE
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                INCENTIVE PROGRAM


            Amendment No. 3 dated as of June 11, 1992, to Graham-
Field Health Products, Inc.'s Incentive Program, as amended (the
"Incentive Program").

            The Incentive Program is hereby amended as follows: Under the heading "Shares Subject to Issuance or Transfer" contained in Section 4 entitled "Shares Available for Grant," the number "900,000" which appears on the second line of page 7 of the Incentive Program is hereby deleted and replaced with the number "1,500,000."
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                                 AMENDMENT NO. 4
                                     TO THE
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                INCENTIVE PROGRAM


            Amendment No. 4 dated as of June 20, 1995, to Graham-
Field Health Products, Inc.'s Incentive Program, as amended (the
"Incentive Program").

            The Incentive Program is hereby amended as follows: Under the heading "Shares Subject to Issuance or Transfer" contained in Section 4 entitled "Shares Available for Grant," the number "1,500,000" which appears on the second line of page 7 of the Incentive Program is hereby deleted and replaced with the number "2,100,000."
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                                 AMENDMENT NO. 5
                                     TO THE
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                INCENTIVE PROGRAM

            Amendment No. 5 dated as of December 21, 1995, to Graham-Field Health Products, Inc.'s Incentive Program, as amended (the
"Incentive Program").

            The Incentive Program is hereby amended as follows:

1. Section 8(c) of the Incentive Program is hereby amended to read in its entirety as follows:

            "(C) GRANT OF OPTIONS. For each calendar year following the adoption year of this Program, options to purchase Ten Thousand (10,000) shares shall be automatically granted to eligible directors on January 2 (or if January 2 is not a business day, on the next succeeding business day) of each year beginning January 1, and ending December 31 ("Program Year").
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                                 AMENDMENT NO. 6
                                     TO THE
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                INCENTIVE PROGRAM


            Amendment No. 6 dated as of November 27, 1996, to Graham-Field Health Products, Inc.'s Incentive Program, as amended (the
"Incentive Program").

            The Incentive Program is hereby amended as follows: Under the heading "Shares Subject to Issuance or Transfer" contained in Section 4 entitled "Shares Available for Grant," the number "2,100,000" which appears on the second line of page 7 of the Incentive Program is hereby deleted and replaced with the number "3,000,000."
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                                 AMENDMENT NO. 7
                                     TO THE
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                INCENTIVE PROGRAM


            Amendment No. 7 dated as of December 30, 1997, to Graham-Field Health Products, Inc.'s Incentive Program, as amended (the
"Incentive Program").

            The Incentive Program is hereby amended as follows: Under the heading "Shares Subject to Issuance or Transfer" contained in Section 4 entitled "Shares Available for Grant," the number "3,000,000" which appears on the second line of page 7 of the Incentive Program is hereby deleted and replaced with the number "4,500,000."